UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 28, 2004

LSI LOGIC CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	0-11674	94-2712976

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1621 Barber Lane
Milpitas, California 95035

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code:

(408) 433-8000

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure

LSI Logic Corporation (“LSI Logic” or the “Company”) reported revenues of $452 million in the first quarter of 2004, a two percent decrease compared to the $463 million reported in the fourth quarter of 2003, and an increase of 21 percent compared to the $373 million reported in the first quarter of 2003.

Cash and short-term investments increased $44 million and totaled $858 million at the end of the first quarter of 2004. The Company generated positive operating cash flow for the eighth consecutive quarter.

The 2004-first quarter GAAP (generally accepted accounting principles) net income was $9 million or 2 cents per diluted share. The 2003-fourth quarter GAAP net income was $8 million or 2 cents per diluted share. The Company reported a GAAP net loss of $122 million or 33 cents per diluted share in the 2003-first quarter.

In February, LSI Logic took another step towards the creation of a separate storage systems Company with the filing by its subsidiary, LSI Logic Storage Systems, Inc., of a Form S-1 Registration Statement with the Securities and Exchange Commission (“SEC”).

Safe Harbor for Forward Looking Statements

This news release and the statements by LSI Logic management include forward-looking statements that may involve a number of risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from the actual future events or results. Forward-looking statements include projected revenue range in the second quarter, forecasts of operating expenses, projections of profitability or loss, projections of the Company’s second quarter business outlook including, net other income, earnings, gross margins, tax provisions, capital spending, depreciation, acquisition-related amortization, restructuring expenses, other special items, common share count and increased orders. Additional forward-looking statements include projections regarding growth of the Company’s three target markets, resumption of long-term growth of telecommunications later in 2004, strength of the semiconductor industry in 2004 and the continued introduction of new silicon platforms and design tools. The Company’s actual results in future periods may be materially different from any performance suggested in this news release. Risks and uncertainties to which the Company is subject include, but are not necessarily limited to, fluctuations in the timing and volumes of customer demand, the rate of depletion of customer inventory buildup and the Company’s achievement of revenue objectives, ability to meet financial targets, the Company’s ability to develop new products and the timing and the success of new product introductions. Other risks and uncertainties that could cause the forward-looking statements contained herein to differ from actual results include: the continued availability of appropriate levels of manufacturing capacity, the realization of benefits from the Company’s strategic relationships, success of competing technologies, ability to make new strategic acquisitions, uncertainty of R&D investments, products and other competitive factors and investments and disruptions in general economic activity caused by the effects of terrorist activities and armed conflict. The Company operates in an industry sector where securities’ values are highly volatile and may be influenced by the cyclical nature of the industry, the unpredictability of the economy and other factors beyond the Company’s control. For additional information, readers are referred to the documents filed by LSI Logic with the SEC, and specifically the Company’s most recent reports on Form 10-K, 10-Q and 8-K. In the context of forward-looking information, reference is made to the discussion of risk factors described in the Company’s SEC reports filed during the past 12 months.

Results of operations excluding special items for the periods presented are provided for illustrative purposes only and should be read in conjunction with the comparable information presented in accordance with generally accepted accounting principles in the United States and the Company’s most recent annual report on Form 10-K for the twelve months ended December 31, 2003.

Item 7. Financial Statements and Exhibits

Exhibit 99.1* LSI Logic Corporation News Release issued April 28, 2004.

*Furnished, not filed.

Item 12. Results of Operations and Financial Condition

On April 28, 2004, the Company is issuing a news release and holding a conference call regarding its financial results for the fiscal quarter ended April 4, 2004. A copy of the news release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

Use of Non-GAAP Financial Information

LSI Logic will make forward-looking statements regarding 2004 during the conference call and will make reference to non-GAAP financial information in both the news release and the conference call.

LSI Logic management believes that the results of operations excluding special items presented herein for each of the three months ending March 31*, 2004, and 2003, provides useful information to investors regarding results of operations, as it excludes charges, expenses, gains and losses that are not directly related to the ongoing business results and/or stem from purchase business combinations. These business results are used by management for evaluating historical performance in addition to being used for the Company’s forecasting and planning for future periods. Restructuring of operations and other items, net, are examples of charges that are not directly related to the Company’s ongoing business. Charges for acquired in-process research and development and amortization of non-cash deferred stock compensation and intangibles are examples of items stemming from purchase business combinations. For a complete reconciliation of special items excluded from our results of operations for the three months ended March 31*, 2004, and 2003, refer to the tables furnished in the news release as Exhibit 99.1.

Results of operations excluding special items for the periods presented are provided for illustrative purposes only and should be read in conjunction with the comparable information presented in accordance with generally accepted accounting principles in the United States of America and the Company’s most recent annual report on Form 10-K for the twelve months ended December 31, 2003.

* The current quarter ended April 4, 2004. For presentation purposes, the consolidated financial statements refer to the quarter’s calendar month end for convenience.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LSI LOGIC CORPORATION A Delaware Corporation

Dated: April 28, 2004	By: /s/ David G. Pursel
David G. Pursel
Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	LSI Logic Corporation News Release dated April 28, 2004.